REMORA CAPITAL CORP ("RCC") INVESTOR UPDATE

Q2 2026

Remora has invested $412M[1] since inception across a curated floating-rate, first lien senior secured corporate loan portfolio. RCC's portfolio consists of middle market loans that **are 100% private equity sponsor-backed with maintenance covenants. Since inception the portfolio has not experienced any realized credit losses; however, this metric does not reflect unrealized depreciation, and future losses may occur.**

We believe RCC is positioned to navigate certain macroeconomic challenges; however, economic disruptions may adversely affect borrowers and portfolio performance. Interest income in RCC is generated across 73 borrowers, with an emphasis on non-cyclical businesses and industries. In our opinion, borrowers across our portfolio maintain resilient business models that demonstrate strong recurring revenue, high switching costs and/or strong competitive market share. Notwithstanding these characteristics, borrowers remain subject to competitive, operational, and macroeconomic risks. Our loan portfolio is **100.0% first lien, senior secured with material capital invested below our loans from strong, middle market private equity sponsors at a weighted average LTV of only 46.3%[2].** Remora's borrowers have a portfolio average Adj. EBITDA of $39.1M[3]. **Our credit metrics remain conservative relative to the market at an average 4.5x Net Senior Debt/Adj. EBITDA[4]. Based on our research, we believe this compares to a core middle market average of >5.0x and upper middle market of >6.0x.**

During Q2, Remora broadened its co-investment relationships, investing in loans agented by Monroe Capital, Antares and Man US Direct Lending. In July, Remora announced a new Loan Sourcing Agreement with Sound Point Capital Management. Beyond an established track record, we believe Sound Point's underwriting is a strong fit with Remora's core principle of prioritizing capital preservation over maximization of yield. We continue to emphasize first-lien, sponsor-backed loans with maintenance covenants, conservative leverage, and meaningful equity cushions. **One indicator of this conservative approach is that PIK[5] income represents <1% of the Fund's total income, compared with a BDC peer average of >11%.** Against a backdrop of continued dispersion in private credit, we believe our expanded sourcing network provides an increasingly important advantage in identifying attractive relative value without compromising underwriting standards. In our opinion, these broadened relationships enable Remora to remain highly selective regardless of market conditions.

Thank you for your continued trust and partnership with Remora. We encourage you to review our public filings for more detail: https://www.sec.gov/edgar/browse/?CIK=2045370

- **>$425M of committed funding raised**
- **$150M leverage facility at S+200bps, 0.3x or 20% LTV[6]**
- **$412M invested across 198 loans[1]**
- **100% sponsor backed with maintenance covenants**
- **Diversified levered portfolio target of >80 loans (2-3% target concentration)[7]**

Industry Diversification**



10% (Other)
13%
8%
7%
7%
6%
5%
5%
4%
4%
4%
4%
4%
4%
3%
3%
3%
2%
2%
2%
Health Care Providers & Services
Construction & Engineering
Machinery
Professional Services
Software
IT Services
Health Care Technology
Health Care Equipment & Supplies
Commercial Services & Supplies
Electrical Equipment
Household Products
Diversified Financial Services
Media
Automobiles
Chemicals
Transportation Infrastructure
Water Utilities
Food & Staples Retailing
Interactive Media & Services
Other Industries (<2% each)

** S&P Industry classifications.

Wtd. Avg. Fund LTV / Private Equity Cushion[8]



$398M
10.2x
Remora Portfolio Average 46.3% LTV
$163M
4.5x
1st Lien Senior Secured Loans
53.7% Equity Cushion
$235M
5.7x
Private Equity Sponsor Example Fund V $1.0B
Purchase Price / EBITDA Multiple

Remora Capital Corporation Portfolio Mix



1st Lien Term Loans
100.0%
1st Lien Term Loans

- **145 Loans (73 Borrowers)**
- **~100% Floating Rate**
- **Avg. Rate SOFR + 5.48%**
- **Avg. Borrower EBITDA $39M**

© 2026 Remora Capital Management, LLC. All rights reserved.

ABOUT REMORA CAPITAL CORPORATION (“RCC”)

The information contained herein is provided to you for informational purposes only and may not be relied on in any manner as legal, tax or investment advice or an offer to sell or a solicitation of an offer to buy an interest in any Remora-managed fund. Private offerings of common stock of the Fund will only be made pursuant to the Fund’s private placement memorandum and subscription documents, which will be furnished to qualified investors on a confidential basis at their request for their consideration in connection with such offerings.

This document is qualified in its entirety by reference to the Fund’s private placement memorandum and subscription documents, which will contain additional information about the terms and conditions of an investment in the Fund and will also contain risk disclosures that are important to any investment decision regarding the Fund. Investment in the Fund will involve significant risks, including risk of loss of the entire investment. Prospective investors should pay particular attention to the risk factors contained in the private placement memorandum. Any use of company logos herein does not represent endorsements from such companies or organizations of Remora or the Fund.

The information contained herein is strictly confidential and may not be reproduced or redistributed in any format without the Manager’s express written approval. Certain information contained herein has been obtained from published and non-published sources. It has not been independently verified, except where otherwise indicated herein. No representation, warranty, or undertaking, expressed or implied, is given to the accuracy or completeness of such information by Remora or any other person. While such sources are believed to be reliable, Remora does not assume any responsibility for the accuracy or completeness of such information. Remora does not undertake any obligation to update information contained herein as of any future date. Except where otherwise indicated, information contained in this presentation is based on matters as they exist as of the date of preparation of such material and not as of the date of distribution or any future date. Recipients should not rely on this material in making any future investment decision.

Projected performance is not necessarily indicative of future results, and there can be no assurance that the applicable investment will achieve comparable results to those presented herein, or that the returns generated by such investment will equal or exceed any projected returns presented herein. Any estimated future returns set forth herein are hypothetical and do not constitute a forecast. They have been prepared based on Remora's view in relation to future events and various estimations and assumptions made by Remora, including estimations and assumptions about events that have not yet occurred. Such estimations and assumptions may require modification as additional information becomes available and as economic and market developments warrant. Any such modification could be either favorable or adverse, and the difference may be material.

ABOUT REMORA CAPITAL CORPORATION (“RCC”) The information contained herein is provided to you for informational purposes only and may not be relied on in any manner as legal, tax or investment advice or an offer to sell or a solicitation of an offer to buy an interest in any Remora-managed fund. Private offerings of common stock of the Fund will only be made pursuant to the Fund’s private placement memorandum and subscription documents, which will be furnished to qualified investors on a confidential basis at their request for their consideration in connection with such offerings. This document is qualified in its entirety by reference to the Fund’s private placement memorandum and subscription documents, which will contain additional information about the terms and conditions of an investment in the Fund and will also contain risk disclosures that are important to any investment decision regarding the Fund. Investment in the Fund will involve significant risks, including risk of loss of the entire investment. Prospective investors should pay particular attention to the risk factors contained in the private placement memorandum. Any use of company logos herein does not represent endorsements from such companies or organizations of Remora or the Fund. The information contained herein is strictly confidential and may not be reproduced or redistributed in any format without the Manager’s express written approval. Certain information contained herein has been obtained from published and non-published sources. It has not been independently verified, except where otherwise indicated herein. No representation, warranty, or undertaking, expressed or implied, is given to the accuracy or completeness of such information by Remora or any other person. While such sources are believed to be reliable, Remora does not assume any responsibility for the accuracy or completeness of such information. Remora does not undertake any obligation to update information contained herein as of any future date. Except where otherwise indicated, information contained in this presentation is based on matters as they exist as of the date of preparation of such material and not as of the date of distribution or any future date. Recipients should not rely on this material in making any future investment decision. Projected performance is not necessarily indicative of future results, and there can be no assurance that the applicable investment will achieve comparable results to those presented herein, or that the returns generated by such investment will equal or exceed any projected returns presented herein. Any estimated future returns set forth herein are hypothetical and do not constitute a forecast. They have been prepared based on Remora's view in relation to future events and various estimations and assumptions made by Remora, including estimations and assumptions about events that have not yet occurred. Such estimations and assumptions may require modification as additional information becomes available and as economic and market developments warrant. Any such modification could be either favorable or adverse, and the difference may be material. This document contains forward-looking statements that may include statements, express or implied, regarding current expectations, estimates, projections, opinions and beliefs of the Fund, as well as the assumptions on which those statements are based. Words such as “believes”, “expects”, “endeavors”, “anticipates”, “intends”, “plans”, “estimates”, “projects”, “assumes”, “target”, “potential”, “should” and “objective” and variations of such words and similar words also identify forward-looking statements. Such statements involve a number of known and unknown risks, uncertainties and other factors, and accordingly, actual results may differ materially. There can be no assurance that the Fund will be able to implement its investment strategy, achieve its investment objectives and be able to construct a portfolio similar to the Fund designs presented herein. 1. Current portfolio fair value RAUM as of 6/30/26 was $267M. Includes all current and realized loan investments made through June 30, 2026. All references to Remora refers to Remora Capital Management, LLC which is the investment advisor to the Fund. All references to “RCC” or the Fund refers to Remora Capital Corporation. 2. Loan-to-Value (“LTV”) expressed as a percentage of estimated fair market value as determined in good faith by the Board. 3. Represents pro forma adjusted latest twelve months’ EBITDA, which includes the performance of acquisitions and other non-recurring adjustments. 4. Portfolio weighted average total net leverage multiples represent last dollar of invested debt capital (net of cash) as a multiple of Adjusted EBITDA. 5. Payment-in-Kind (“PIK”) is an industry term for interest that accrues to the principal balance of a loan rather than being paid in cash. Elevated PIK income can be an indicator of portfolio stress, as borrowers may rely on PIK when they have reduced capacity to service cash interest expense. 6. Pursuant to the provisions of the Investment Company Act of 1940, as amended, the Fund is permitted to borrow up to 1.5x or 60% loan-to-value (LTV). Current planned portfolio leverage remains a target of 1.0x or 50% LTV. As of June 30, 2026, 0.3x fund leverage has been utilized, which equals 20% LTV. 7. The Fund’s largest borrower loan concentration as a percentage of fair market value of net assets as of June 30, 2026 was 3.9%. 8. Chart represents the total weighted average for the Fund. Equity is presented as all debt and equity securities that are contractually subordinated to the Fund’s loan investment, including mezzanine loans, subordinated debt and management and/or entrepreneur equity ownership. The chart represents just an example of one private equity sponsor for one loan held by the Fund. FOOTNOTES IMPORTANT LEGAL DISCLOSURES Remora Capital Corporation ("RCC" or the "Fund") is an externally managed, closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is managed by Remora Capital Management, LLC (“Remora,” “RCM” or the “Manager”), a registered investment adviser under the Investment Advisers Act of 1940, as amended.